UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 7, 2004

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

     On October 7, 2004, an indirect subsidiary of Pennsylvania Real Estate Investment Trust (“PREIT,” which term, as appropriate, includes its subsidiaries) entered into a binding memorandum of understanding (“MOU”) with Valley View Downs, LP (the “Partnership”) and Centaur Pennsylvania, LLC (“Centaur”). Neither PREIT nor any of its affiliates have any ownership interest in the Partnership or Centaur. The MOU contemplates that (i) PREIT will manage the development of a harness racetrack and a casino accommodating up to 3,000 slot machines (such casino operations, “Alternative Gaming”) on an approximately 218 acre site (the “Property”) located 35 miles northwest of Pittsburgh, Pennsylvania, and (ii) PREIT will acquire the Property and lease the Property to the Partnership for the construction and operation of a harness racetrack and an Alternative Gaming casino and related facilities. The Partnership currently holds options (the “Options”) to acquire the Property. PREIT will not own the improvements on the Property; nor will PREIT have any ownership interest in the assets of the Partnership, including the harness racing and Alternative Gaming licenses.

     The acquisition of the Property by PREIT and the construction of the racetrack require the issuance to the Partnership by the Pennsylvania Horse Racing Commission of the sole license (the “Racing License”) remaining unissued for a harness racetrack in Pennsylvania, and the construction of the casino requires the issuance to the Partnership by the Pennsylvania Gaming Control Board under the recently enacted Pennsylvania Race Horse Development and Gaming Act of a license for Alternative Gaming. The Partnership is not the sole applicant for the remaining harness racing license, and hearings on the applications have only recently begun. PREIT is not able to predict whether or when the Partnership will be issued a harness racing license. The Pennsylvania Race Horse Development and Gaming Act generally provides that a license to allow an applicant to place and operate slot machines at a licensed harness racing facility will be issued to each harness racing licensee in Pennsylvania that meets the requisite eligibility tests. Alternative Gaming licensing will not be considered by the Pennsylvania Gaming Control Board until after the Racing License has been issued.

     Upon execution of the MOU, PREIT paid approximately $983,000 to the Partnership, representing a portion of expenses incurred by or on behalf of the Partnership prior to the execution of the MOU. Under their current terms, several Options held by the Partnership are expected to expire before a decision is made regarding the issuance of the Racing License. In the event that the Options are not extended to a date after the issuance of the Racing License, the Partnership may elect to exercise the Options and acquire the Property. In such event, PREIT will be required to pay to the Partnership 20% of the acquisition costs (the “Acquisition Cost”) paid by the Partnership. The Acquisition Cost consists of the purchase price payable under the Options of approximately $3,300,000 and costs associated with the purchase of the Property consisting principally of the cost to acquire the Options and legal and due diligence expenses. If the Racing License is issued to the Partnership after the Partnership has acquired the Property, the Partnership will transfer the Property to PREIT, and PREIT will pay to the Partnership an amount equal to the Acquisition Cost less the 20% portion of the Acquisition Cost previously paid by PREIT. If, due to the extension of the Options or otherwise, the Racing License is issued to the Partnership prior to the exercise of the Options, the Options will be assigned to PREIT which, at the direction of the Partnership, will then exercise the Options and acquire the Property for the Acquisition Cost.

     Upon PREIT’s acquisition of the Property (whether upon exercise of the Options or from the Partnership), PREIT and the Partnership will enter into a long-term ground lease for the Property (the “Lease”). The Lease will obligate the Partnership, as lessee, to pay all costs associated with the ownership and operation of the Property, including, without limitation, taxes, insurance, utilities, repair and maintenance and all costs associated with the construction of the improvements on the Property. PREIT will pay as a tenant allowance an amount equal to 20% of the costs of such improvements subject to certain limitations, including the limitation that the total of all payments by PREIT to the Partnership and in respect of Acquisition Costs will not exceed $10 million. Until three months following the commencement of Alternative Gaming operations at the Property (the “Payment Commencement Date”), rent will accrue at 10% per year on the aggregate payments made by PREIT to the Partnership and in respect of Acquisition Costs. Beginning at the Payment Commencement Date, rental payments to PREIT will be $3 million per year for each of the first two years following the Payment Commencement Date, $4 million for the third year thereafter, $5 million for the fourth year thereafter, and for the remainder of the term of the Lease, as the term may be extended, $5 million per year, subject to annual adjustments for the fifth and subsequent years based upon increases in the consumer price index. A pro rata portion of the rent accrued prior to the Payment Commencement Date will be paid in monthly installments over the 117 months following the Payment Commencement Date. The initial term of the Lease will be 29 years and 11 months. The Partnership will have the option to extend the term in ten year increments, subject to a maximum aggregate term of 99 years.

     Beginning ten years following the Payment Commencement Date, the Partnership will have the right under the lease to purchase at any time all of PREIT’s interest in the Property for an amount equal to ten times the average rent paid or accrued for the two calendar years preceding the calendar year of exercise, but excluding for such purposes 50% of the amount by which the average rent exceeds $5 million (the “Buyout Amount”). PREIT will have the right under the lease, during the 90-day periods immediately following the tenth and each successive fifth year anniversary of the Commencement Payment Date, to put the Property to the Partnership for the Buyout Amount. The Buyout Amount will be paid in cash if it is payable due to the exercise by the Partnership of its call right and will be paid in installments with interest over a two year period if it is payable due to the exercise by PREIT of its put right.

     The Partnership will also pay PREIT a development fee of $3 million for customary development management services in connection with the development and construction of the racetrack, casino and related improvements. The fee will be payable in installments during the construction period commencing upon closing under the financing arrangements which will be required by the Partnership for the development and operation of the racetrack and casino.

     This report contains certain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. These forward-looking statements reflect PREIT’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may prevent PREIT from consummating the proposed transactions on the terms described above, or at all, including, without limitation, determinations by regulatory authorities as to whether and when to issue the Racing and Alternative Gaming licenses to the Partnership. PREIT’s business is subject to uncertainties regarding the revenues, operating expenses, leasing activities, occupancy rates, and other competitive factors relating to PREIT’s portfolio and changes in local market conditions as well as general economic, financial and political conditions, including the possibility of outbreak or escalation of war or terrorist attacks, any of which may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. PREIT does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements or industry information set forth in this Current Report on Form 8-K to reflect new information, future events or otherwise. Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT’s Annual Report on Form 10-K for the year ended December 31, 2003.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: October 8, 2004	By:	/s/ Jeffrey A. Linn

Jeffrey A. Linn
Executive Vice President and Secretary